AGREEMENT AND PLAN OF REORGANIZATION

                             by and among

                       Champion Ventures, Inc.
                         a Nevada corporation


                                 and


        Internet Golf Association, Inc., a Nevada corporation















                     effective as of May 7, 1999

                 AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into this 7th day of May 1999, by and between Champion Ventures, Inc., a Nevada corporation ("Champion Ventures") and Internet Golf Association, Inc., a Nevada corporation ("IGA"), and certain shareholders of IGA listed on the attached Schedule I ("IGA Shareholders"), and specifically incorporated herein by reference (IGA and IGA Shareholders shall be hereinafter jointly referred to as "IGA Parties").

                               PREMISES

         A. This Agreement provides for the reorganization of IGA with and into Champion Ventures, with IGA becoming a wholly-owned subsidiary of Champion Ventures, and in connection therewith, the exchange of the outstanding common stock of IGA into shares of common voting stock of Champion Ventures, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC"). On the terms and conditions set forth herein, the parties hereby adopt the Plan of Reorganization embodied in this Agreement.

         B. The boards of directors of IGA and Champion Ventures have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby, as a result of which IGA would become a wholly owned subsidiary of Champion Ventures is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                              AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                              ARTICLE I
             REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                      IGA AND IGA SHAREHOLDERS

         IGA and each of IGA Shareholders, individually and neither jointly nor severally, represents and warrants to Champion Ventures, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular Schedule, as hereinafter defined, of IGA attached hereto, that the statements made in this Article I will be correct and complete at the Effective Date, as hereinafter defined, provided, however, if there is no Effective Date, then no party shall be liable for any inaccuracy.


        SECTION 1.1  SHAREHOLDERS.   Each of the IGA Shareholders is
the owner of all of the issued and outstanding shares of the capital stock of IGA attributed to such Shareholder on Schedule I; each IGA Shareholder has full legal title to all IGA Shares described in
Schedule I as being owned by such IGA Shareholder free from any and all claims, liens or other encumbrances. IGA Shareholders have unqualified right to sell, transfer, and dispose of their respective IGA Shares subject to the laws of bankruptcy, insolvency and general creditors' rights. Each IGA Shareholder represents and warrants that, in regards to such IGA Shareholder's shares of IGA, such IGA Shareholder has full right and authority to execute this Agreement and to transfer his shares of IGA to Champion Ventures.

         SECTION 1.2  ORGANIZATION.   IGA is a corporation duly
organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. IGA has previously provided to Champion Ventures true complete and correct copies of the articles of incorporation, bylaws and amendments thereto of IGA as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of IGA's articles of incorporation or bylaws. IGA has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

         SECTION 1.3 CAPITALIZATION. The authorized capitalization of IGA consists of 20,000,000 Common Shares, $0.001 par value per share (the "IGA Common Shares") and 2,000,000 Preferred Shares, $0.001 par value per share (the "IGA Preferred Shares"). As of the date of this Agreement, 8,100,000 of the authorized common shares are issued and outstanding and no shares of the IGA Preferred Shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. IGA has no other securities, warrants or options authorized or issued.

         SECTION 1.4 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. IGA does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

         SECTION 1.5  FINANCIAL INFORMATION.

         (a) IGA has no liabilities with respect to the payment of any federal, state, county, local or other taxes
(including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

         (b) IGA has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

         (c) The books and records, financial and others, of IGA are in all material respects complete and correct and have been maintained in accordance with good business accounting practices and in accordance with generally accepted accounting principals, consistently applied. Subsequent to the Closing, IGA will obtain a combined audit with Champion Ventures which will comply with generally accepted accounting principals and be prepared in accordance with Item 310 of Regulation S-B; and

         (e) Except as and to the extent disclosed herein and the IGA Due Diligence, IGA has no material contingent liabilities, direct or indirect, matured or unmatured.

         SECTION 1.6 INFORMATION. THE INFORMATION CONCERNING IGA SET FORTH IN THIS AGREEMENT AND IN THE IGA DUE DILIGENCE TO THE BEST OF IGA'S KNOWLEDGE, IS COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS AND DOES NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT REQUIRED TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

         SECTION 1.7 OPTIONS AND WARRANTS. THERE ARE NO EXISTING OPTIONS, WARRANTS, CALLS OR COMMITMENTS OF ANY CHARACTER TO WHICH
IGA IS A PARTY AND BY WHICH IT IS BOUND.

         SECTION 1.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement, the IGA Due Diligence, or as otherwise disclosed to Champion Ventures, since March 31, 1999:

         (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of IGA; or (ii) any damage, destruction or loss to IGA (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of IGA;

         (b) IGA has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of IGA; (iv) made any material change in its method of management, operation or accounting other than in its ordinary course of business; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

         (c) IGA has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IGA balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000);
(v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of IGA; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the best knowledge of IGA, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of IGA.

         SECTION 1.9 TITLE AND RELATED MATTERS. IGA has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal including technical information, copyrights, trademarks, service marks and tradenames (except with respect to certain rights retained by Access Software with respect to IGA's rights to utilize the Links Pro Golf software) (collectively, the "Assets") (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Except as set forth in the foregoing, IGA owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with IGA's business. Except with respect to Access Software, no third party has any right to, and IGA has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of IGA or any material portion of its properties, assets or rights.

         SECTION 1.10 LITIGATION AND PROCEEDINGS. To the best of IGA's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against IGA or affecting IGA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of IGA. IGA does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

         SECTION 1.11  CONTRACTS.

         (a) IGA is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
(iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which IGA is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of IGA; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

         (b) To IGA's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which IGA is a party or by which its properties are bound and which are material to the operations of IGA taken as a whole, are valid and enforceable by IGA in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         SECTION 1.12 MATERIAL CONTRACT DEFAULTS. To the best of IGA's knowledge and belief, IGA is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of IGA, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which IGA has not taken adequate steps to prevent such a default from occurring.

         SECTION 1.13 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which IGA is a party or to which any of its properties or operations are subject.

         SECTION 1.14 GOVERNMENTAL AUTHORIZATIONS. To the best of IGA's knowledge IGA has all licenses (including without limitation the Access Software license), franchises, permits or other governmental authorizations legally required to enable IGA to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by IGA of this Agreement and the consummation by IGA of the transactions contemplated hereby.

         SECTION 1.15 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of IGA's knowledge, IGA has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of IGA or would not result in IGA's incurring any material liability.

         SECTION 1.16 INSURANCE. IGA has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

         SECTION 1.17 APPROVAL OF AGREEMENT. The board of directors of IGA has authorized the execution and delivery of this Agreement by IGA, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of IGA for their unanimous approval, which approval has been provided.

         SECTION 1.18  MATERIAL TRANSACTIONS OR AFFILIATIONS.
Except as disclosed herein or previously disclosed to Champion Ventures, there exists no material contract, agreement or arrangement between IGA and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by IGA to own beneficially, ten percent (10%) or more of the issued and outstanding IGA Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to IGA than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by IGA, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 1.19 LABOR RELATIONS. IGA has never had a work stoppage resulting from labor problems. To the best knowledge of IGA, no union or other collective bargaining organization is organizing or attempting to organize any employee of IGA.

         SECTION 1.20 PREVIOUS SALES AND ISSUANCE OF SECURITIES. Since inception, IGA has issued IGA Common Shares in reliance upon applicable exemptions from the registration requirements under the laws of the jurisdiction of Nevada to the shareholders listed on
Schedule I. The shares of IGA Common Stock issued to the IGA Shareholders are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

        SECTION 1.21 REORGANIZATION RELATED REPRESENTATIONS.

        (a) following the Effective Date, IGA will continue its historic business or use a significant portion of its historic business assets in its business;

        (b)      IGA is not an investment company as defined in
section 368(a)(2)(f)(iii) and (iv) of IRC;

        (c) IGA is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC.

         SECTION 1.22  IGA DUE DILIGENCE.  Upon execution hereof,
IGA will deliver to Champion Ventures the following documents, which are collectively referred to as the "IGA Due Diligence" and which will be true and correct in all material respects:

         (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of IGA;

         (b)       the financial statements of IGA;

         (c) a list indicating the name and address of the stockholders of IGA, together with the number of shares owned by them;

         (d) the IGA Business Plan which includes, among other matters, information concerning all of IGA's material licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which IGA carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of IGA), as well as a description of any material adverse change in the business operations, property, inventory, assets or condition of IGA since the most recent IGA balance sheet required to be provided pursuant to Section 1.7; and

         IGA shall cause the IGA Due Diligence and the instruments and data delivered to Champion Ventures hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

        SECTION 1.23 TAXES. IGA has filed all required tax returns, if any, and as of the date of this Agreement has not taxes owing.

        SECTION 1.24 ADDITIONAL INFORMATION AVAILABLE.   IGA will
make available to Champion Ventures the opportunity to ask questions and receive answers concerning acquisition of IGA shares in this transaction, and to obtain any additional information related thereto which IGA possesses or can acquire without unreasonable effort or expense.

         SECTION 1.25 LIMITATION ON LIABILITY.   Notwithstanding
anything to the contrary contained in this Agreement, IGA shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article I, if Champion Ventures has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

         SECTION 1.26 INVESTMENT REPRESENTATIONS.

          (a) Each IGA Shareholder represents and warrants that he, she or it is not now insolvent and will not be insolvent as a result of the consummation of the transactions contemplated by this Agreement.

          (b) Each IGA Shareholder agrees that he, she or it or his, her or its representatives have been furnished with substantially the same kind of information regarding Champion Ventures and its financial condition, plan of operation and prospects as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the Exchange Shares or such information has been made freely available by Champion Ventures. Each IGA Shareholder further agrees that he, she or it has had an opportunity to ask questions of and receive answers from Champion Ventures and its financial condition, plan of operation and prospects and the terms and conditions of this Agreement and the issuance of the Exchange Shares.

          (c) Each IGA Shareholder represents that he, she or it, alone or together with advisor(s), if any, has such knowledge and experience in financial, tax and business matters as to enable the IGA Shareholder to utilize the information made available by Champion Ventures to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

         (d) Each IGA Shareholder acknowledges that he, she or it was not solicited by any person by any form of general solicitation or advertising in connection with the transactions contemplated by this Agreement.

          (e) Each IGA Shareholder's decision to enter into this Agreement is based upon his, her or its own independent judgment and investigation and not on any representations and warranties of Champion Ventures or any officer, director or shareholder of Champion Ventures other than those expressly state in this Agreement and in the Due Diligence, Exhibits and documents furnished in connection hereto.

                              ARTICLE II

              REPRESENTATIONS, COVENANTS AND WARRANTIES
                         OF CHAMPION VENTURES

         As an inducement to, and to obtain the reliance of IGA, Champion Ventures represents and warrants as follows:

         SECTION 2.1 ORGANIZATION. Champion Ventures is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Champion Ventures has previously furnished to IGA true, complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation"), bylaws of Champion Ventures as in effect on the date hereof and a certificate of Good Standing. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Champion Ventures' articles of incorporation or bylaws. Champion Ventures has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Champion Ventures has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

         SECTION 2.2 CAPITALIZATION. The authorized capitalization of Champion Ventures consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 1,500,000 shares will be issued and outstanding at the closing, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Champion Ventures has no other securities, warrants or options authorized or issued.

         SECTION 2.3  SUBSIDIARIES.   At the Closing, other than CVI
Systems, Inc., an inactive Nevada corporation, Champion Ventures shall own no securities or have any interest in any corporation, partnership, or other form of business organization, including its current subsidiaries.

         SECTION 2.4  FINANCIAL STATEMENTS.

         (a) Champion Ventures has previously delivered to IGA audited consolidated financial statements for the years ended December 31, 1998 and December 31, 1997, together with the related footnotes and report thereon of the auditors rendering such reports (the "Champion Ventures Audited Financial Statements") and the unaudited consolidated financial statements for the period ended March 31, 1999 (the "Champion Ventures Unaudited Financial Statements" and, together with the Champion Ventures Audited Financial Statements, the "Champion Ventures Financial Statements"). The Champion Ventures Financial Statements are correct and complete in all respects and fairly present, in accordance with generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of Champion Ventures as of such dates and the results of operations and changes in financial position for such periods all in accordance with GAAP. The Champion Ventures Audited Financial Statements comply with the requirements of Item 310 of Regulation S-B of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "1933 Act") and will be suitable in form for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "1934 Act")

         (b) The books and records, financial and others, of Champion Ventures are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

         (c) Champion Ventures has no liabilities with respect to the payment of any federal, state, county, local or other taxes, current or accrued (including any deficiencies, interest or penalties).

         SECTION 2.5 INFORMATION. The information concerning Champion Ventures as set forth in this Agreement and in the Champion Ventures Due Diligence, to the best of Champion Ventures' knowledge, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         SECTION 2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998:

         (a) Champion Ventures has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Champion Ventures; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

         (b) Champion Ventures has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

         (c) To the best knowledge of Champion Ventures, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Champion
Ventures.

         SECTION 2.7 TITLE AND RELATED MATTERS. As of the Closing Date, Champion Ventures will own no real, personal or intangible property, other than certain minor leasehold mineral passive, non-operating interests and a few shares of stock (the "Held
Stock"). On or prior to the Closing, Champion Ventures will transfer the Held Stock to John Brasher in consideration for cancellation of expense reimbursements due to John Brasher aggregating $4,227.60.

         SECTION 2.8 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the best of Champion Ventures' knowledge and belief, threatened by or against or affecting Champion Ventures, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Champion Ventures. Champion Ventures does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

         SECTION 2.9 CONTRACTS. On the Closing Date and other than as provided in the Champion Ventures Financial Statements or the Champion Ventures Due Diligence:

         (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Champion Ventures is a party or by which it or any of its properties are bound;

         (b) Champion Ventures is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Champion Ventures can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Champion Ventures; and

         (c) Champion Ventures is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Champion Ventures; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

         SECTION 2.10 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Champion Ventures is a party or to which any of its properties or operations are subject.

         SECTION 2.11 MATERIAL CONTRACT DEFAULTS. To the best of Champion Ventures' knowledge and belief, Champion Ventures is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Champion Ventures, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Champion Ventures has not taken adequate steps to prevent such a default from occurring.

         SECTION 2.12 GOVERNMENTAL AUTHORIZATIONS. To the best of Champion Ventures' knowledge, Champion Ventures has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Champion Ventures of the transactions contemplated hereby.

         SECTION 2.13 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of Champion Ventures' knowledge and belief, Champion Ventures has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Champion Ventures or would not result in Champion Ventures incurring any material liability.

         SECTION 2.14  INSURANCE.  Champion Ventures has no
insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

         SECTION 2.15  APPROVAL OF AGREEMENT.  The board of
directors of Champion Ventures has authorized the execution and delivery of this Agreement by Champion Ventures and has approved the transactions contemplated hereby. The approval of this Agreement by Champion Ventures' shareholders is not required.

         SECTION 2.16  MATERIAL TRANSACTIONS OR AFFILIATIONS.
Except with respect to certain securities issuable to officers in connection with heretofore unpaid compensation which shares will be issued simultaneously with the closing hereof or as otherwise stated herein or in the Champion Ventures Due Diligence, as of the Closing Date there will exist no material contract, agreement or arrangement between Champion Ventures and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Champion Ventures to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Champion Ventures and which is to be performed in whole or in part after the date hereof. Champion Ventures has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

         SECTION 2.17 LABOR RELATIONS. Champion Ventures has never had a work stoppage resulting from labor problems. Champion
Ventures has no employees other than its officers and directors.

         SECTION 2.18 TAXES. (a) Champion Ventures has timely filed (within the applicable extension periods) with the appropriate governmental agencies all governmental tax returns, information returns, tax reports and declarations which are monetary liabilities. All governmental tax returns, information returns, tax reports and declarations filed by Champion Ventures for years for which the statute of limitations has not run (the "Tax Returns") are correct in all material respects. Champion Ventures has timely paid (or has collected and paid over in the case of sales, use or similar taxes) all taxes, additions to tax, penalties, interest, assessments, deposits, and other governmental charges imposed by law upon it or any of its properties, tangible or intangible assets, income, receipts, payrolls, transactions, capital, net worth and franchises, or upon the sale, use or delivery of any item sold by the Company. No tax returns have been examined by the Internal Revenue Service or any other governmental authority. Champion Ventures (i) is not currently being audited with respect to any tax, assessment or other governmental charge; (ii) has not received formal or informal notice from any governmental agency that an audit or investigation with respect to any tax, assessment or other governmental charge is to be initiated; (iii) is not formally or informally discussing material pending ruling requests or other material tax or assessment issues with the Internal Revenue Service or any other governmental taxing authority in connection with any matter concerning any member of Champion Ventures' group; or (iv) has not been formally or informally notified of any potential tax or assessment issue which the Internal Revenue Service or any other governmental taxing authority intends to raise in connection with any matter concerning any member of Champion Ventures' group. Champion Ventures has not granted or proposed any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, or any offer in compromise of any governmental tax. The accruals and reserves for taxes reflected in the financial statements are adequate to cover substantially all taxes (including additions to tax, interest, penalties, and other charges or assessments, if any) which become due and payable or accruable by reason of the business conducted by Champion Ventures through the Closing Date herein. Champion Ventures is not now or has it ever been a corporation which meets the tests of Section 542(b)(2) of the Internal Revenue Code. Champion Ventures has not participated in, or is required to participate in, for any period prior to the date of this Agreement the filing of any consolidated tax return other than (i) as set forth in the Schedule of Taxes, or
(ii) as a member of an affiliated group of which Champion Ventures is the common parent.

         SECTION 2.19 CHAMPION VENTURES DUE DILIGENCE. Upon or prior to execution hereof, Champion Ventures shall deliver to IGA the following documents, which are collectively referred to as the "Champion Ventures Due Diligence" which are dated the date of this
Agreement:

         (a) complete and correct copies of the articles of incorporation, bylaws and Certificate of Good Standing of Champion Ventures as in effect as of the date of this Agreement;

         (b)       copies of the Champion Ventures Financial
Statements;

         (c) the description of any material adverse change in the business, operations, property, assets, or condition of Champion Ventures since December 31, 1998 required to be provided pursuant to
Section 2.6; and

         (d) any other information, together with any required copies of documents, required to be disclosed in the Champion
Ventures Due Diligence under this Agreement.

         Champion Ventures shall cause the Champion Ventures Due
Diligence and the instruments to be delivered to IGA hereunder to be updated after the date hereof up to and including the Closing Date.

        SECTION 2.20 ADDITIONAL INFORMATION AVAILABLE.   Champion
Ventures will make available to each IGA Shareholder the opportunity to ask questions and receive answers concerning the acquisition of Champion Ventures Common Stock in the transaction, and to obtain any additional information which Champion Ventures possesses or can acquire without unreasonable effort or expense.

        SECTION 2.21 LIMITATION ON LIABILITY.   Notwithstanding
anything to the contrary contained in this Agreement, Champion Ventures shall not have any liability for any misrepresentation or breach of any representation or warranty contained in this Article II, if IGA or any of the IGA Shareholders has actual knowledge (rather than Knowledge) of such misrepresentation or breach.

                             ARTICLE III

                          EXCHANGE PROCEDURE

         SECTION 3.1 DELIVERY OF IGA SECURITIES. On the Closing Date, the holders of the IGA Common Shares shall deliver to Champion Ventures (i) certificates or other documents evidencing all of the issued and outstanding IGA Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and
(ii) investment letters, the form of which is attached hereto as Exhibit "A".

         SECTION 3.2 ISSUANCE OF EXCHANGE SHARES. (a) In exchange for all of the IGA Common Share tendered pursuant to Section 3.1, Champion Ventures shall instruct its Transfer Agent to issue an aggregate of 8,500,000 "restricted" Common Shares of Champion Ventures (the "Exchange Shares") to the IGA shareholders as set forth on Exhibit 1 and shall cause such shares to be delivered to IGA for further delivery to the IGA Shareholders. Each share of IGA shall be exchanged for 1 share of Champion Ventures.

         (b) No fractional Exchange Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

         (c) The total of 8,500,000 shares to be issued to the IGA shareholders by Champion Ventures (the "IGA Shares") are not being registered under the Securities Act of 1933, as amended (the "Securities Act") and are to be issued as "restricted securities", as that term is defined in Rule 144 promulgated under the Act, and that the certificates representing the IGA Shares will bear a legend to that effect, substantially in the form set forth in Schedule 3.2, as follows:

        THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

         SECTION 3.3  UNDERTAKINGS.

         (a) Upon execution hereof or as soon thereafter as practical, management of Champion Ventures and IGA shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

         SECTION 3.4 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of the date in which all of the shareholders of IGA have approved the terms of this Agreement ("Closing Date"), all conditions to Closing referenced in this Agreement have been satisfied or waived by IGA and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

         SECTION 3.5  TERMINATION.

         (a) This Agreement may be terminated by the board of directors of either Champion Ventures or IGA at any time prior to the Closing Date if:

          (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

          (iii) the conditions described in Article VI below have not been satisfied in full; or

In the event of termination pursuant to this paragraph (a) of this
Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

         (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Champion Ventures if IGA shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of IGA contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to IGA. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

         (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of IGA if Champion Ventures shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Champion Ventures contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Champion Ventures. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

         SECTION 3.6 DIRECTORS OF CHAMPION VENTURES. Upon the Closing, the present members of Champion Ventures' Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Champion Ventures in accordance with procedures set forth in the Champion Ventures bylaws: Vincent C. Castagnola, Phillip K. Roberts, Kirk J. Zamzow. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

         SECTION 3.7 OFFICERS OF CHAMPION VENTURES. UPON THE CLOSING, THE PRESENT OFFICERS OF CHAMPION VENTURES SHALL TENDER THEIR RESIGNATIONS AND PROVIDE CHAMPION VENTURES WITH APPLICABLE RELEASES CONCERNING THEIR RESPECTIVE EMPLOYMENT AGREEMENTS. SIMULTANEOUS THEREWITH, THE FOLLOWING PERSONS SHALL BE ELECTED AS OFFICERS OF CHAMPION VENTURES IN ACCORDANCE WITH PROCEDURES SET FORTH IN THE CHAMPION VENTURES BYLAWS:

                   NAME                        OFFICE

         VINCENT C. CASTAGNOLA                  PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER

        PHILLIP K. ROBERTS                      CHAIRMAN OF THE BOARD
                                                AND CHIEF FINANCIAL OFFICER

         KIRK J. ZAMZOW                         SECRETARY AND CHIEF
                                                OPERATING OFFICER

         SECTION 3.8 EFFECTIVE DATE. The parties hereto hereby agree that the Effective Date of the transaction proposed herein shall be 11:50 P.M. Eastern Time on May ___, 1999, unless the parties agree otherwise, in writing.

         SECTION 3.9 NAME CHANGE.  On or prior to the Closing,
Champion Ventures shall use its best efforts to change its name to "Internet Golf Association, Inc."


                              ARTICLE IV

                          SPECIAL COVENANTS

         SECTION 4.1 ACCESS TO PROPERTIES AND RECORDS. Champion Ventures and IGA will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Champion Ventures and IGA, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Champion Ventures and IGA, as the case may be, as the other shall from time to time prior to Closing reasonably request. In addition, Champion Ventures shall provide to IGA subsequent to Closing all information necessary to allow IGA to properly prepare and file all reports required to be filed pursuant to the Exchange Act, including all information concerning Champion Ventures' subsidiaries which existed prior to Closing.

         SECTION 4.2 INFORMATION FOR CHAMPION VENTURES PUBLIC REPORTS. IGA will furnish Champion Ventures with all information concerning IGA and the IGA Stockholders, including all financial statements, required for inclusion in any public report to be filed by Champion Ventures pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. IGA covenants that all information so furnished to Champion Ventures, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading. Similarly, Champion Ventures will provide all information concerning its history and operations reasonably requested by IGA.

         SECTION 4.3 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGE SHARES TO BE ISSUED IN THE EXCHANGE. The consummation of this Agreement, including the issuance of the Exchange Shares to the stockholders of IGA as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the IGA stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, IGA shall cause to be delivered, and the IGA stockholders shall deliver to Champion Ventures, the investment letters referenced in Section 3.1.

         SECTION 4.4 THIRD PARTY CONSENTS. Champion Ventures and IGA agree to reasonably cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

         SECTION 4.5  ACTIONS PRIOR TO CLOSING.

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Champion Ventures or IGA Due Diligence or as permitted or contemplated by this Agreement, IGA will each use its best efforts to:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement until the Closing Date, neither Champion Ventures nor IGA will, without the prior consent of the other party:

          (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

          (ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

          (iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

          (iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

          (v) purchase or redeem any shares of its capital stock, except as disclosed herein.

         SECTION 4.6 REVERSE SPLITS AND CERTAIN RECAPITALIZATIONS PROHIBITED. IGA and all other parties to this Agreement expressly agree that, during the one-year period from the date of this Agreement (the "Period"), Champion shall not effect any "prohibited recapitalization," defined as any reverse split or combination of its common shares, or any reorganization, merger, recapitalization or other action which has the effect of changing any issued and outstanding common share of Champion into less than one common share; provided, that the term "prohibited recapitalization" shall not include any cancellation, partial cancellation or readjustment of shares issued by Champion in the normal course of business which relates only to shares issued after the Closing Date. The IGA Shareholders expressly agree that, during the Period, they will not vote for or support any prohibited recapitalization nor grant a proxy or other voting right to a person other than a Protected Shareholder to vote at any meeting or act by written consent on a proposal to effect a prohibited recapitalization, and will affirmatively oppose any attempt to effect a prohibited recapitalization during the Period unless approved in a manner permitted by this Agreement.

        SECTION 4.7 RIGHT TO ENFORCE PROVISIONS. The provisions set forth in Section 4.6 are primarily intended for the protection and benefit of all persons who hold common shares of Champion Ventures prior to the Closing and their successors (the "Protected Shareholders"), all of whom are deemed third party beneficiaries of
Section 4.6; and all parties agree that such provisions and the duration of the Period are reasonable. Any Protected Shareholder may bring an injunctive action to prevent a prohibited recapitalization, an action to force IGA to revoke or rescind a prohibited recapitalization as if it had never been effected, an action to recover on any damages suffered as a result of the prohibited recapitalization, or any one or more of such actions, or may otherwise judicially enforce such provisions. Any shareholder prevailing in such an action shall be entitled to reimbursement from IGA for costs and reasonable attorneys' fees incurred in bringing such action(s). All parties stipulate and agree that, for purposes of any action brought by a Protected Shareholder to enjoin or rescind a prohibited recapitalization, a prohibited recapitalization would work serious economic harm to the Protected Shareholders.

                              ARTICLE V

                 CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF CHAMPION VENTURES

         The obligations of Champion Ventures under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         SECTION 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by IGA in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and IGA shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by IGA prior to or at the Closing. Champion Ventures shall be furnished with a certificate, signed by a duly authorized officer of IGA and dated the Closing Date, to the foregoing effect.

         SECTION 5.2 OFFICER'S CERTIFICATE. Champion Ventures shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of IGA to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of IGA, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the IGA Due Diligence, by or against IGA which might result in any material adverse change in any of the assets, properties, business or operations of IGA.

         SECTION 5.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of IGA.

         SECTION 5.4 OTHER ITEMS. Champion Ventures shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Champion
Ventures may reasonably request.


                              ARTICLE VI

              CONDITIONS PRECEDENT TO OBLIGATIONS OF IGA

          The obligations of IGA under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

         SECTION 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Champion Ventures in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Champion Ventures shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Champion Ventures prior to or at the Closing. IGA shall have been furnished with a certificate, signed by a duly authorized executive officer of Champion Ventures and dated the Closing Date, to the foregoing effect.

         SECTION 6.2 OFFICER'S CERTIFICATE. IGA shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Champion Ventures to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Champion Ventures, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Champion Ventures Due Diligence, by or against Champion Ventures which might result in any material adverse change in any of the assets, properties, business or operations of Champion Ventures.

         SECTION 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Champion Ventures.

        SECTION 6.4 NO LIABILITIES.   As of the Closing Date, as
defined herein the Champion Ventures balance sheet and the notes thereto, shall reflect that Champion Ventures has: (i) no receivables; (ii) no accounts payable; (iii) except as stated herein or in the Champion Ventures Due Diligence, no liabilities, whether absolute, accrued, known or unknown, contingent or otherwise, whether due or to become due, including, without limitation, liabilities as guarantor under any guaranty or other governmental charges. In the event Champion Ventures is bound by or otherwise liable for any contract, lease or other agreement or any other liability at the date of Closing, Champion Ventures' existing "inside" officers and directors shall execute and deliver a binding Indemnification and Hold Harmless Agreement at Closing relevant to such obligations.

        SECTION 6.5 OTHER ITEMS. IGA shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as IGA may reasonably request.

                             ARTICLE VII

                            MISCELLANEOUS

         SECTION 7.1  BROKERS AND FINDERS.  Except as set forth in
Schedule 7.1, each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         SECTION 7.2 LAW. FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

         SECTION 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Champion Ventures:       Champion Ventures, Inc.
                               c/o Brasher & Company
                               90 Madison Street, Suite 707
                               Denver, CO 80206
                               Attn:  John D. Brasher Jr.
                               Facsimile No.:  303-355-3063

If to IGA:                     Internet Golf Association, Inc.
                               24921 Dana Point Harbor Drive, Suite B-200
                               Dana Point, CA 92629
                               Attn:  Vincent Castagnola
                               Facsimile No.:  949-493-0651

With copies to:               Law Offices of M. Richard Cutler
                              610 Newport Center Dr., Suite 800
                              Newport Beach, CA 92660
                              Attn:  M. Richard Cutler, Esq.
                              Facsimile No.:  949-719-1988

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

       SECTION 7.4  ATTORNEYS' FEES.   The prevailing party in any
proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or parties.

       SECTION 7.5 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

       SECTION 7.6 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

       SECTION 7.7 THIRD PARTY BENEFICIARIES. This contract is solely between Champion Ventures and IGA and, except for the Champion Ventures shareholders and the IGA Shareholders or as otherwise specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      SECTION 7.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

      SECTION 7.9 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for three years.

       SECTION 7.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

        SECTION 7.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

       SECTION 7.12 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

       SECTION 7.13 EXPENSES. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

    SECTION 7.14 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

       SECTION 7.15 BENEFIT. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

       SECTION 7.16  PUBLIC ANNOUNCEMENTS.  Except as may be
required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

       SECTION 7.17 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

      SECTION 7.18 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

       SECTION 7.19 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

       SECTION 7.20 JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

       SECTION 7.21 ARBITRATION AND VENUE.  Except as set forth in
Section 4.8, any controversy arising out of or relating to this Agreement subsequent to closing or any modification or extension thereof, including any claim for damages and/or recission, shall be settled by arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator. The arbitrator sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification. The parties consent to the jurisdiction of the Superior Court of California, and of the United States District Court for the Central District of California for all purposes in connection with such arbitration including the entry of judgment on any award. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail or the equivalent, return receipt requested, or by personal service or in such manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed, The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that such failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims. Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees except the arbitrators shall have the power to award recovery of all costs (including the attorneys' fees, administrative fees, arbitrators' fees and court fees) to the prevailing party, as determined by the arbitrators. This section shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                                  CHAMPION VENTURES, INC.

ATTEST:


/s/  Irwin Krushansky             By:  /s/    John D. Brasher, Jr.
Secretary or                             President
Assistant Secretary


ATTEST:                           INTERNET GOLF ASSOCIATION, INC.


/s/   Kirk J. Zamzow               By:  /s/   Vincent C. Castagnola
Kirk J. Zamzow, Secretary            Vincent C. Castagnola, President



IGA SHAREHOLDERS:

/s/  Vincent C. Castagnola
____________________________
Vincent C. Castagnola


/s/  Phillip K. Roberts
____________________________
Phillip K. Roberts


/s/   Kirk J. Zamzow
____________________________
Kirk J. Zamzow


Internet Golf Advertising Corp.

By: /s/  James Wabel
Name:   James Wabel
Title:   Sec/Treas

                              SCHEDULE I


                       LIST OF IGA SHAREHOLDERS

                       List of IGA Shareholders


   Name                    # of IGA Shares      # of Champion Ventures
                           to be Exchanged      shares to be Issued

  Vincent C. Castagnola          2,100,000           2,130,070
  Phillip K. Roberts             1,500,000           1,521,480
  Kirk J. Zamzow                 1,500,000           1,521,480
  Internet Golf Advertising Corp 3,000,000           3,042,960
  Bridgewater Capital Corp.              0             253,580
  MRC Legal Services Corporation         0              30,430

  TOTAL                          8,100,000           8,500,000

                             EXHIBIT "A"


                      FORM OF INVESTMENT LETTER


                          INVESTMENT LETTER


May    , 1999



Champion Ventures, Inc.


Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Internet Golf Association, Inc., ("IGA"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the "Agreement"), between IGA and Champion Ventures, Inc. ("Champion Ventures" or the "Company"), dated May 4, 1999, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of Champion Ventures (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

         The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

         1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

         2. The undersigned warrants full authority to deposit all shares referred to above and that Champion Ventures will acquire a good and unencumbered title thereto.

         3. The undersigned has full power and authority to enter into this agreement and that this agreement constitutes a valid and legally binding obligation of the undersigned.

         4. By execution hereof, the undersigned hereby confirms that the Champion Ventures common stock to be received in exchange for IGA common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

         5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of my counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a restrictive legend will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts.

         6. The undersigned represents that it is experienced in evaluation and investing in securities of companies and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.


         IN WITNESS WHEREOF, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated:                , 1999



Very truly yours,



____________________________
(signature)



____________________________
(print name in full)



____________________________
( address)